EXHIBIT 99.1

Investor Relations Contact

Anne Marie McCauley, 408-822-5359

Public Relations Contact

Dave Peterson, 408-822-5231

MERCURY INTERACTIVE REPORTS RECORD REVENUE OF $126 MILLION

•	Net Increase in Deferred Revenue: $32.1 million
•	Earnings Per Share: $(0.08) GAAP; $0.23 Non-GAAP

SUNNYVALE, CALIF. — OCTOBER 22, 2003 — Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in business technology optimization (BTO), today reported results for the third quarter ended September 30, 2003.

Revenue for the third quarter of 2003 was $126.1 million, an increase of 29 percent compared to $97.9 million reported in the third quarter of 2002. Revenue for the first nine months of 2003 was $354.5 million, an increase of 26 percent compared to $282.4 million for the same period in 2002.

Deferred revenue for the third quarter of 2003 increased by $32.1 million from the second quarter of 2003 to $226.0 million. Cash generated from operations for the third quarter of 2003 was $22.2 million compared to $28.0 million in the third quarter of 2002. Net cash generated from operations in the third quarter of 2003 was reduced by $8.0 million of prepaid royalties for the previously announced license of technology from Motive Communications, Inc.

GAAP Results

Net loss for the third quarter of 2003 was $6.7 million, or $0.08 per basic share, compared to a profit of $13.3 million, or $0.15 per diluted share, for the same period a year ago. GAAP results for the third quarter include acquisition related charges of $12.7 million, or $0.13 per diluted share, related to the completion of the Kintana acquisition, as well as $16.9 million, or $0.18 per diluted share, of non-cash impairment charges relating to real-estate consolidation. Net income for the first nine months of 2003 was $28.4 million, or $0.31 per diluted share, compared to $46.5 million, or $0.53 per diluted share, for the same period a year ago.

Non-GAAP Results

Net income for the third quarter of 2003 was $21.3 million, or $0.23 per diluted share, compared to $14.2 million, or $0.16 per diluted share, for the same period a year ago. Non-GAAP earnings per share is calculated using fully diluted shares of 94.0 million. Net income for the first nine months of 2003 was $60.0 million, or $0.66 per diluted share, compared to $39.6 million, or $0.45 per diluted share, for the same period a year ago. Non-GAAP results, as presented in the attached reconciliation table, exclude the following recurring items: expenses from acquisition and restructuring related charges, asset impairment charges related to real estate, gain on early retirement of debt, stock-based compensation and amortization of intangible assets, as well as related income tax provisions or benefits.

On August 15, 2003, Mercury completed its previously announced acquisition of Kintana, Inc. for approximately $225.0 million in cash and stock. GAAP financial results for the quarter include an in-process R&D write-off and acquisition related expenses totaling $12.7 million. In connection with the acquisition of Kintana, and to optimize the work environment for employees and customers, the company intends to move to a new headquarters campus in Mountain View, CA. Accordingly, third quarter GAAP results also include a non-cash charge of $16.9 million to reflect the impairment of a portion of the existing Sunnyvale facilities.

“In the third quarter Mercury had record revenues, strong deferred revenues, and a record number of large transactions, reflecting the adoption of Business Technology Optimization by our customers.” said Amnon Landan, chairman, CEO and president of Mercury Interactive Corporation.

Q3 2003 Highlights

•	Acceleration of business model with term licenses representing a record 46 percent of new product orders
•	Strong net increase in deferred revenue of $32.1 million, generated principally from term licenses
•	Record of eight transactions over $1 million
•	Record application management results in both new orders and revenue
•	Largest technology launch in Mercury’s history:BTO Technology Blueprint and Mercury Optimization Centers

FINANCIAL OUTLOOK

The following financial outlook is provided based on information as of October 22, 2003.

Management initiates the following guidance for the quarter ending December 31, 2003:

•	Term licenses are expected to be in the range of 43 percent to 47 percent of new product orders
•	Revenue is expected to be in the range of $140.0 million to $148.0 million
•	Net increase in deferred revenue is expected to be in the range of $35.0 million to $45.0 million
•	GAAP diluted earnings per share is expected to be in the range of $0.18 to $0.22
•	Non-GAAP diluted earnings per share is expected to be in the range of $0.23 to $0.27
•	Cash flow from operations is expected to be in the range of $40.0 million to $55.0 million

Non-GAAP guidance is adjusted from GAAP guidance by excluding recurring acquisition and restructuring related charges and stock-based compensation and amortization of intangible assets of approximately $5.0 million.

MANAGEMENT CHANGE

Chief Operating Officer Ken Klein is leaving the company at the end of the year to pursue outside interests. “Ken helped to build Mercury from a startup to a leading enterprise software company,” said Amnon Landan, chairman, CEO and president of Mercury Interactive Corporation. “I’d like to thank Ken for twelve years of great service and wish him success in his new endeavors.”

QUARTERLY CONFERENCE CALL

Mercury Interactive will host a conference call to discuss third quarter results at 2:00 p.m. Pacific Daylight Time today. A live Webcast of the conference call, together with supplemental financial information, can be accessed through the company’s Investor Relations Web site at http://www.mercuryinteractive.com/ir. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available until midnight on October 28, 2003. The audio replay can be accessed by calling 888-203-1112 or 719-457-0820, conference call code: 778907.

ABOUT MERCURY INTERACTIVE

Mercury Interactive, the global leader in business technology optimization (BTO), is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury Interactive conducts business worldwide and is one of the fastest growing enterprise software companies today. Mercury Interactive provides software and services to govern the priorities, people and practices of IT; deliver and manage applications; and integrate IT strategy and execution.

Customers worldwide rely on Mercury Interactive offerings to improve quality and performance of applications and manage IT costs, risk and compliance. Mercury Interactive BTO offerings are complemented by technologies and services from global business partners. For more information, visit www.mercuryinteractive.com.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury Interactive’s expected financial performance, as well Mercury Interactive’s future business prospects and product and service offerings. Mercury Interactive’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury Interactive and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the mix of perpetual and term licenses and the effect of the timing of the recognition of revenue from products sold under term licenses; 2) Mercury Interactive has historically received a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact the company’s operating results for that quarter; 3) the dependence of Mercury Interactive’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; 4) uncertainties related to the integration of Kintana’s products and services, employees and operations; 5) the ability to attract and retain key personnel; 6) intense competition for Mercury Interactive’s products and services; and 7) the additional risks and important factors described in Mercury Interactive’s SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002 and the Form 10-Q for the quarter ended June 30, 2003, which are available at the SEC’s website at www.sec.gov. Additional information will also be set forth in Mercury Interactive’s Quarterly Report on Form 10-Q for the three month period ended September 30, 2003, which will be filed with the SEC in the fourth quarter of 2003. All of the information in this press release is as of October 22, 2003, and Mercury Interactive undertakes no duty to update this information.

NON-GAAP FINANCIAL INFORMATION

Mercury Interactive provides non-GAAP net income and earnings per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Mercury Interactive’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this press release.

# # #

Editor’s Note

Tables Attached: Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Table of Reconciliations from GAAP to Non-GAAP.

Mercury Interactive and Kintana are trademarks or registered trademarks of Mercury Interactive Corporation or its subsidiaries in the United States and/or other countries. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE

1325 Borregas Avenue, Sunnyvale, CA 94089 Tel: (408) 822-5200 Fax: (408) 822-5300

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Revenues:
License fees	$47,208	$44,055	$139,998	$133,639
Subscription fees	26,601	14,062	68,362	37,678

Total product revenues	73,809	58,117	208,360	171,317
Maintenance fees	41,210	31,671	115,540	88,601
Professional service fees	11,037	8,064	30,597	22,434

Total revenues	126,056	97,852	354,497	282,352

Costs and expenses:
Cost of license and subscription	7,669	5,734	20,976	18,630
Cost of maintenance	3,086	2,909	8,594	8,629
Cost of professional services	9,940	7,104	24,020	16,929
Marketing and selling	57,431	48,201	165,922	140,166
Research and development	14,459	10,395	39,168	31,315
General and administrative	9,818	7,390	28,640	22,782
Stock-based compensation	299	251	683	918
Acquisition related charges	10,688	—	11,968	(537)
Restructuring, integration and other related charges	1,380	—	2,297	—
Amortization of intangible assets	2,367	639	3,524	1,917
Facilities impairment	16,882	—	16,882	—

Total costs and expenses	134,019	82,623	322,674	240,749

Income (loss) from operations	(7,963)	15,229	31,823	41,603
Other income, net	2,955	1,582	7,723	17,169

Income (loss) before provision for income taxes	(5,008)	16,811	39,546	58,772
Provision for income taxes	1,656	3,540	11,131	12,321

Net income (loss)	$(6,664)	$13,271	$28,415	$46,451

Net income (loss) per share (basic)	$(0.08)	$0.16	$0.33	$0.55

Net income (loss) per share (diluted)	$(0.08)	$0.15	$0.31	$0.53

Weighted average common shares (basic)	87,705	84,187	86,125	83,732

Weighted average common shares and equivalents (diluted)	87,705	87,076	91,320	87,670

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$621,400	$349,123
Short-term investments	151,645	178,123
Trade accounts receivable, net	114,527	93,095
Deferred tax assets	24,986	9,858
Prepaid expenses and other assets	51,599	36,690

Total current assets	964,157	666,889
Long-term investments	385,940	137,954
Property and equipment, net	75,425	88,516
Investments in non-consolidated companies	15,797	15,952
Debt issuance costs, net	15,822	6,037
Goodwill	349,196	113,327
Intangible assets, net	47,939	2,548
Restricted cash	6,000	6,000
Interest rate swap	15,329	17,378
Long–term deferred tax asset	11,213	—
Other assets	17,448	21,133

Total assets	$1,904,266	$1,075,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,082	$12,292
Accrued liabilities	83,264	71,414
Deferred tax liabilities	5,789	451
Income taxes payable	86,076	70,051
Short-term deferred revenue	173,095	135,338

Total current liabilities	364,306	289,546
Convertible notes	814,887	316,972
Long–term deferred tax liabilities	12,778	—
Long-term deferred revenue	52,932	24,048

Total liabilities	1,244,903	630,566

Stockholders’ equity:
Common stock	179	169
Additional paid-in capital	437,442	254,218
Treasury stock	(16,082)	(16,082)
Notes receivable from issuance of common stock	(7,049)	(11,055)
Unearned stock-based compensation	(1,837)	(1,296)
Accumulated other comprehensive loss	(2,644)	(1,725)
Retained earnings	249,354	220,939

Total stockholders’ equity	659,363	445,168

Total liabilities and stockholders’ equity	$1,904,266	$1,075,734

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Cash flows from operating activities:
Net income (loss)	$(6,664)	$13,271	$28,415	$46,451
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	4,384	3,930	12,527	11,606
Sales reserve	1,596	1,723	360	2,017
Unrealized (gain) loss on interest rate swap	56	(386)	(36)	(386)
Amortization of intangible assets	2,367	639	3,524	1,917
Stock-based compensation	299	251	683	918
Gain on early retirement of debt	—	—	—	(11,610)
Unrealized gain on warrants	(237)	—	(237)	—
Loss on investments in non-consolidated companies	177	—	1,516	411
Write-off of in-process research and development	10,688	—	11,968	—
Facilities impairment	16,882	—	16,882	—
Deferred income taxes	(11,246)	—	(10,170)	—
Changes in assets and liabilities:
Trade accounts receivable	(27,842)	(6,095)	(14,685)	1,402
Prepaid expenses and other assets	(9,036)	3,166	(11,594)	(4,539)
Accounts payable	(2,382)	(247)	(2,690)	207
Accrued liabilities	(1,744)	(5,428)	(696)	(1,204)
Income taxes payable	13,888	3,213	15,949	10,846
Deferred revenue	31,055	13,917	61,938	32,906

Net cash provided by operating activities	22,241	27,954	113,654	90,942

Cash flows from investing activities:
Maturities of investments	323,944	189,339	1,504,112	305,868
Purchases of investments	(439,904)	(30,049)	(1,725,260)	(244,063)
Restricted cash	—	—	—	(6,000)
Purchases of investments in non-consolidated companies	(375)	(744)	(1,125)	(2,244)
Cash paid in conjunction with the acquisition of Performant, net	(93)	—	(22,018)	—
Cash paid in conjunction with the acquisition of Kintana, net	(131,392)	—	(131,392)	—
Cash paid in conjunction with a technology purchase of Allerez	(1,270)	—	(1,270)	—
Acquisition of property and equipment, net	(4,714)	(2,682)	(12,347)	(6,461)

Net cash provided by (used in) investing activities	(253,804)	155,864	(389,300)	47,100

Cash flows from financing activities:
Proceeds (costs) from issuance of convertible notes	(66)	—	488,132	—
Issuance of common stock, net	31,871	5,404	55,404	19,651
Collection of notes receivable from issuance of common stock	1,309	—	3,755	873
Repayment of convertible notes	—	—	—	(64,640)

Net cash provided by (used in) financing activities	33,114	5,404	547,291	(44,116)

Effect of exchange rate changes on cash	(193)	658	632	1,101

Net increase (decrease) in cash and cash equivalents	(198,642)	189,880	272,277	95,027
Cash and cash equivalents at beginning of period	820,042	153,444	349,123	248,297

Cash and cash equivalents at end of period	$621,400	$343,324	$621,400	$343,324

MERCURY INTERACTIVE CORPORATION

TABLE OF RECONCILIATIONS FROM GAAP TO NON-GAAP

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2003		2002	2003		2002
GAAP Net Income to Non-GAAP Net Income:
GAAP net income (loss)	$(6,664)		$13,271	$28,415		$46,451
In-process research and development (Performant)	—		—	1,280		—
In-process research and development (Kintana)	10,688		—	10,688		—
Bonus program (Performant)	981		—	1,898		—
Gain on reversal of restructuring charge	—		—	—		(537)
Integration costs (Kintana)	399		—	399		—
Facilities impairment	16,882		—	16,882		—
Stock-based compensation and amortization of intangible assets (Freshwater)	571		890	1,853		2,835
Stock-based compensation and amortization of intangible assets (Performant)	326		—	585		—
Stock-based compensation and amortization of intangible assets (Kintana)	1,658		—	1,658		—
Stock-based compensation and amortization of intangible assets (other)	111		—	111		—
Gain on early retirement of debt	—		—	—		(11,610)
(Provision) benefit for income taxes	(3,666)		—	(3,849)		2,429

Non-GAAP Net Income	$21,286		$14,161	$59,920		$39,568

GAAP Diluted EPS to Non-GAAP Diluted EPS:

GAAP net income (loss) per share-diluted	$(0.08	)(3)	$0.15	$0.31		$0.53
In-process research and development (Performant)	—		—	0.01		—
In-process research and development (Kintana)	0.11		—	0.12		—
Bonus program (Performant)	0.01		—	0.02		—
Gain on reversal of restructuring charge	—		—	—		(0.01)
Integration costs (Kintana)	—	(1)	—	—	(1)	—
Facilities impairment	0.18		—	0.18		—
Stock-based compensation and amortization of intangible assets (Freshwater)	0.01		0.01	0.02		0.03
Stock-based compensation and amortization of intangible assets (Performant)	—	(1)	—	0.01		—
Stock-based compensation and amortization of intangible assets (Kintana)	0.02		—	0.02		—
Stock-based compensation and amortization of intangible assets (other)	—	(1)	—	—	(1)	—
Gain on early retirement of debt	—		—	—		(0.13)
(Provision) benefit for income taxes	(0.04)		—	(0.04)		0.03

Non-GAAP net income per share-diluted	$0.23	(2),(4)	$0.16	$0.66	(2)	$0.45

(1) Amount is less than $0.005
(2) Amounts do not foot due to rounding
(3) Weighted average shares (basic) used in calculation is 87,705
(4) Weighted average shares (diluted) used in calucation is 94,042

GAAP Operating Margin to Non-GAAP Operating Margin:
GAAP operating margin	(6.3)%		15.6%	9.0%		14.7%
In-process research and development (Performant)	—		—	0.4%		—
In-process research and development (Kintana)	8.5%		—	3.0%		—
Bonus program (Performant )	0.8%		—	0.5%		—
Gain on reversal of restructuring charge	—		—	—		(0.2)%
Integration costs (Kintana)	0.3%		—	0.1%		—
Facilities impairment	13.4%		—	4.8%		—
Stock-based compensation and amortization of intangible assets (Freshwater)	0.5%		0.9%	0.5%		1.0%
Stock-based compensation and amortization of intangible assets (Performant)	0.3%		—	0.2%		—
Stock-based compensation and amortization of intangible assets (Kintana)	1.3%		—	0.5%		—
Stock-based compensation and amortization of intangible assets-other	0.1%		—	—		—

Non-GAAP operating margin	18.8	%(2)	16.5%	18.9	%(2)	15.5%

(2) Amounts do not foot due to rounding